Exhibit 4.8

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE, dated as of February 21, 2017 (this “Supplemental Indenture”), among NGL Energy Partners LP, a Delaware limited partnership (“NGL LP”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with NGL LP, the “Issuers”), Choya Operating, LLC, a Texas limited liability company and a subsidiary of NGL LP, OPR, LLC, a Delaware limited liability company and a subsidiary of NGL LP and NGL Crude Canada ULC, an Alberta unlimited liability corporation and subsidiary of NGL LP (together, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H
WHEREAS, the Issuers and certain subsidiaries of NGL LP have heretofore executed and delivered to the Trustee an indenture, dated as of October 24, 2016 (the “Original Indenture”), providing for the issuance by the Issuers of 7.5% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances, a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.
EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of any Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, or any Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.	NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

CHOYA OPERATING, LLC
OPR, LLC
NGL CRUDE CANADA ULC

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

ISSUERS:

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings, LLC,
its general partner

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

(Signature Page to First Supplemental Indenture)

EXISTING GUARANTORS:
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
HICKSGAS, LLC
NGL PROPANE, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
OSTERMAN PROPANE, LLC
NGL-NE REAL ESTATE, LLC
NGL-MA REAL ESTATE, LLC
NGL-MA, LLC
NGL CRUDE LOGISTICS, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE PIPELINES, LLC
NGL SHIPPING AND TRADING, LLC
ANTICLINE DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL MARINE, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL CRUDE CANADA HOLDINGS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL WATER SOLUTIONS MID-CONTINENT, LLC
NGL MILAN INVESTMENTS, LLC
NGL WATER SOLUTIONS BAKKEN, LLC
GRAND MESA PIPELINE, LLC
SAWTOOTH NGL CAVERNS, LLC
TRANSMONTAIGNE LLC
TRANSMONTAIGNE PRODUCT SERVICES LLC
TRANSMONTAIGNE SERVICES LLC
NGL SUPPLY TERMINAL SOLUTION MINING, LLC
NGL ENERGY EQUIPMENT LLC

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

HIGH SIERRA ENERGY LP

By: High Sierra Energy GP, LLC,
its general partner

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

(Signature Page to First Supplemental Indenture)

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Israel Lugo

Name:	Israel Lugo

Title:	Vice President

(Signature Page to First Supplemental Indenture)